UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2026
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland		001-35676		98-1111119
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

77 Sir John Rogerson's Quay, Block C
Grand Canal Docklands
	Dublin 2,	D02 VK60,	Ireland
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
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(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.
Following an internal strategic review, Bristol Myers Squibb informed Prothena Corporation plc (the “Company”) on October 28, 2026 that it has decided not to advance PRX019 further in the clinic. In May 2024, a subsidiary of the Company entered into an exclusive global license agreement for PRX019 with Bristol Myers Squibb (the “PRX019 Global License Agreement”) to develop, manufacture and commercialize antibody products globally targeting a specified target (including PRX019, and collectively, “Licensed Products”) for any and all uses or purposes with respect to any human or animal disease, disorder or condition, and received an upfront payment of $80 million. The PRX019 License Agreement will terminate on January 28, 2027.

In the first half of 2026, the Company completed the Phase 1 trial for PRX019, which successfully demonstrated a benign safety and tolerability profile, no immunogenicity, and dose-dependent pharmacokinetics and pharmacodynamic effects, meeting the Company’s prespecified pharmacodynamic targets.

Pursuant to the PRX019 Global License Agreement, in addition to the upfront payment, the Company was eligible to receive further development, regulatory, and sales milestones of up to $617.5 million. The Company was also eligible to receive tiered royalties on annual, worldwide net sales of Licensed Products. In connection with termination of the PRX019 Global License Agreement, Bristol Myers Squibb will not owe any of the foregoing to the Company.

Moponetug and PRX019 are both clinical-stage programs which were part of a research and development collaboration with Bristol Myers Squibb executed in 2018.

Bristol Myers Squibb continues to develop moponetug (formerly PRX005), a potential best-in-class antibody for the treatment of Alzheimer’s disease that specifically targets a key epitope within the microtubule binding region (MTBR) of tau, a protein implicated in the causal pathophysiology of Alzheimer’s disease. Bristol Myers Squibb is conducting the ongoing Phase 2 TargetTau-1 clinical trial in patients with early Alzheimer’s disease (NCT06268886). To date, Bristol Myers Squibb has paid the Company $135 million in licensing payments for moponetug and the Company is eligible to receive up to $562.5 million in regulatory and sales milestones, as well as tiered royalties on annual, worldwide net sales.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2026	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer